Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of Sprott Physical Gold Trust (the “Trust”) of our report dated May 13, 2010, with respect to the financial statements of the Trust as at February 24, 2010, included in the Registration Statement on Form F-1 dated September 3, 2010, as amended (File No. 333-169225). We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Toronto, Canada

September 17, 2010

/s/ Ernst & Young LLP
Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants